Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com

Investor contacts: Cheryl Scully (954) 769-7734 scullyc@autonation.com

Kate Keyser-Pearlman (954) 769-7342 keyserk1@autonation.com

AUTONATION IN DISCUSSIONS TO ENTER INTO

NEW $1.5 BILLION CREDIT AGREEMENT

FORT LAUDERDALE, Fla. (November 17, 2011) — AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, announced today that it is in discussions with its existing lenders as well as new lenders with respect to a proposed new five year credit agreement with term loan and revolving credit facilities in the aggregate amount of approximately $1.5 billion, with an accordion feature that would allow the Company, subject to credit availability, to increase the amount of such facilities by up to $500 million in the aggregate.

The new credit agreement, which would represent an approximate $328 million increase in commitments compared to the Company’s existing credit agreement (without giving any effect to the accordion feature), would terminate in 2016 and would replace the Company’s existing credit agreement (including the term loan facilities due 2012 and 2014 and the revolving credit facilities due 2012 and 2014). With the new credit agreement, the Company expects to increase its maximum leverage ratio covenant to 3.75x and its maximum capitalization ratio to 65%. The Company also expects to lower its borrowing costs due to reduced interest rate spreads as compared to the interest rate spreads in its term loan and revolving credit facilities due 2014. Although the Company anticipates entering into the new credit agreement in December 2011, there can be no assurance that it will enter into the new credit agreement under the terms described above, or at all.

The Company continues to monitor current market conditions. If attractive opportunities become available, it may consummate one or more additional financings, including in the near term.

About AutoNation, Inc.

AutoNation, Inc., headquartered in Fort Lauderdale, Fla., is America’s largest automotive retailer. A component of the Standard and Poor’s 500 Index, AutoNation owned and operated 257 new vehicle franchises in 15 states as of September 30, 2011. For additional information, please visit investors.autonation.com or www.AutoNation.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “continues,” “may,” “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that describe our objectives, goals, or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause our actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: economic conditions generally; conditions in the credit markets and changes in interest rates; the success and financial viability of vehicle manufacturers and distributors with which we hold franchises; the duration and severity of production and supply chain disruptions resulting from the natural disasters in Japan and Thailand; factors affecting our goodwill and other intangible asset impairment testing; natural disasters and other adverse weather events; restrictions imposed by vehicle manufacturers; the resolution of legal and administrative proceedings; regulatory factors affecting our business; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.